Exhibit 99.1

Greenwich LifeSciences, Inc. Announces Pricing of Initial Public Offering

STAFFORD, TX / [Business Wire] / September 24, 2020 / Greenwich LifeSciences, Inc. (the “Company”), a clinical-stage biopharmaceutical company focused on the development of GP2, an immunotherapy to prevent breast cancer recurrences in patients who have previously undergone surgery, today announced the pricing of its initial public offering of 1,260,870 shares of its common stock at a public offering price of $5.75 per share for gross proceeds of $7,250,002, before deducting offering expenses. In addition, the Company has granted the underwriter a 45-day option to purchase up to 189,130 additional shares of common stock at the public offering price, less the underwriting discount, to cover over-allotments, if any. The shares are expected to begin trading on The Nasdaq Capital Market on September 25, 2020, under the symbol “GLSI.”

Aegis Capital Corp. is acting as the sole book running manager.

A registration statement relating to the shares of common stock being sold in this offering was declared effective by the Securities and Exchange Commission (the “SEC”) on September 24, 2020. The offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained, when available, on the SEC's website, www.sec.gov, or by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th Floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Breast Cancer and HER2/neu Positivity

One in eight U.S. women will develop invasive breast cancer over her lifetime, with approximately 266,000 new breast cancer patients and 3.1 million breast cancer survivors in 2018. HER2/neu (human epidermal growth factor receptor 2) protein is a cell surface receptor protein that is expressed in a variety of common cancers, including in 75% of breast cancers at low (1+), intermediate (2+), and high (3+ or over-expressor) levels.

About Greenwich LifeSciences, Inc.

Greenwich LifeSciences is a clinical-stage biopharmaceutical company focused on the development of GP2, an immunotherapy to prevent breast cancer recurrences in patients who have previously undergone surgery. GP2 is a 9 amino acid transmembrane peptide of the HER2/neu protein. In a randomized, single-blinded, placebo-controlled, multi-center (16 sites led by MD Anderson Cancer Center) Phase IIb clinical trial, no recurrences were observed in the HER2/neu 3+ adjuvant setting after median 5 years of follow-up, if the patient received the 6 primary intradermal injections over the first 6 months (p = 0.0338). Of the 138 patients that have been treated with GP2 to date over 4 clinical trials, GP2 treatment was well tolerated and no serious adverse events were observed related to GP2 immunotherapy. Greenwich LifeSciences is planning to commence a Phase III clinical trial using a similar treatment regime as the Phase IIb clinical trial.

Forward-Looking Statement Disclaimer

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, including the Company’s expectations regarding the proposed offering of the Company’s shares of common stock, including as to the consummation of the offering described above and the size of the offering are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company's filings with the SEC. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor & Public Relations Team

Snehal Patel

Investor Relations

(832) 819-3232

info@greenwichlifesciences.com

View original source version: [Link to Original Source]

Source: Greenwich LifeSciences, Inc.

Released [Month Date, Year]